Exhibit 10.22

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is entered into as of the 10th day of December, 2015 (the “Effective Date”), by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”) and CHANNELADVISOR CORPORATION, a Delaware corporation (“Tenant”).

BACKGROUND:

A.    Landlord and Tenant entered into that certain Office Lease dated August 15, 2014 (the “Lease”), for the lease of approximately 136,538 rentable square feet of space designated Suites 100, 300, 400 and 500 in the building commonly known as Perimeter Four located at 3025 Carrington Mill Boulevard, Morrisville, North Carolina 27560, all as more particularly described in the Lease.

B.    Landlord and Tenant desire to enter into this First Amendment to, among other things, amend the terms of the Lease.

C.    The defined terms used in this First Amendment, as indicated by the initial capitalization thereof, shall have the same meaning ascribed to such terms in the Lease, unless otherwise specifically defined herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and of the mutual covenants, agreements and undertakings herein set forth and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Amenities Space. Landlord, at Landlord’s sole cost and expense, intends to construct certain amenities including a fitness facility, lounge and common conference room space (collectively, as the same may be reconfigured or redesigned by Landlord, from time to time, the “Amenities”), to service tenants of the Building and other tenants of the Park, which amenities shall be located in approximately 8,000 square feet of space on the first floor of the Building in the location depicted on Exhibit A attached hereto (the “Amenities Space”).

Provided that the Amenities are constructed and completed within two hundred seventy (270) days after the Effective Date, during the Amenity Period (as defined below) (i) Tenant’s Second Option to Expand, as set forth in Section 17.04 of the Lease, shall not be applicable with respect to the Amenities Space and (ii) Tenant’s Right of First Refusal, as set forth in Section 17.05 of the Lease, shall not be applicable to the Amenities Space. As used herein, the “Amenity Period” shall be the period of time between the Effective Date and the earliest of (a) the date that the Amenities are removed from the Amenities Space (other than during the period of remodeling or repair); (b) the date Landlord markets the Amenities Space or otherwise enters into any agreement with a third-party user with respect to the lease, license, use, or occupancy of the Amenities Space on an exclusive basis (other than reservations or license agreements for special events), or (c) the date that the Amenities Space is primarily used for any purposes other than a common fitness facility. For the avoidance of doubt, following the Amenity Period, (y) Tenant’s Second Option to Expand, as set forth in Section 17.04 of the Lease, shall once again be applicable with respect to the Amenities Space and (z) Tenant’s Right of First Refusal, as set forth in Section 17.05 of the Lease, shall once again be applicable to the Amenities Space.

Exhibit 10.22

At all times during the Amenity Period, Tenant and Tenant’s employees, agents, customers, invitees and others shall be granted, at no cost or expense to Tenant other than usage fees based on actual usage or reservation of the Amenities that would be charged to any tenant for such usage or reservation, the right to use the Amenities to the fullest extent that any other tenant in the Building and their respective employees, agents, customers, invitees and others are allowed to the use the Amenities (provided, Landlord shall be entitled to allow tenants of the Park to reserve the common conference room space within the Amenities Space so long as Tenant has the same right to reserve the common conference room space).

In the event that the Amenities are not constructed and completed within two hundred seventy (270) days after the Effective Date (subject to extension to the extent completion is being diligently pursued but delayed by force majeure), this Section 1 of this First Amendment shall be terminated and deemed deleted in its entirety.

2.    Ratification; Miscellaneous. All terms and conditions of the Lease, as amended hereby, are hereby ratified and shall remain in full force and effect. Tenant represents that Tenant is not aware of a default by Landlord or Tenant under the terms of the Lease. Landlord represents that Landlord is not aware of a default by Landlord or Tenant under the terms of the Lease. Landlord and Tenant represent that (i) the individuals executing this First Amendment on behalf of Landlord and Tenant, respectively, have full authority and power to execute and deliver this First Amendment, and (ii) this First Amendment constitutes a valid and binding obligation on the parties hereto. This First Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose. If anything contained in this First Amendment conflicts with any terms of the Lease, then the terms of this Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety. This First Amendment may be modified only by a writing executed by the parties hereto. The invalidity of any portion of this First Amendment shall not have any effect on the balance hereof. This First Amendment shall be binding upon the parties hereto, as well as their successors, heirs, executors and assigns. This First Amendment shall be governed by, and construed in accordance with, North Carolina law.

3.    Counterparts. This First Amendment may be executed in two or more counterparts. Furthermore, the parties agree that (i) this First Amendment may be transmitted between them by electronic mail and (ii) electronic signatures shall have the effect of original signatures relative to this First Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Exhibit 10.22

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date.

LANDLORD:
DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

By:    Duke Realty Corporation, its General Partner

By:	/s/ J. Samuel O'Briant
Name:	J. Samuel O'Briant
Title:	Executive Vice President

TENANT:

CHANNELADVISOR CORPORATION, a Delaware corporation

By:	/s/ David Spitz
Name:	David Spitz
Title:	Chief Executive Officer

Exhibit 10.22

EXHIBIT A

DEPICTION OF AMENITIES SPACE

MAIN ENTRY
MAIN ENTRY
SECONDARY ENTRY
WOMENS LOCKER ROOMS
MENS LOCKER ROOMS
full mirror
ACCESS TO PUBLIC RESTROOMS
ACCESS TO LOCKERS
CR
OUTDOOR LOUNGE AREA
biceps
chest press
Back Extension
Ab/back
pull ups
Ab bench
yoga mat
full mirror
dumbbells
GRAB & GO
TRASH
LOUNGE ENTRY
CAFE
1803 USF
1840 RSF
Bikes
Treadmill
Elliptical
flat bench
leg press
separation wall - acrylic or other material
NEW CANOPY
MAIN ENTRY

1 FLOOR PLAN - FIRST FLOOR - TENANT Opt 4

1" = 20'-0"

PERIMETER FOUR

LS3P

10.28.15